UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2021

Waterstone Financial, Inc.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 West Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WSBF	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2021 Annual Meeting of Shareholders on May 18, 2021. The shareholders (i) elected two members of the Company's Board of Directors to serve until 2024; (ii) ratified the selection of RSM US LLP as Waterstone Financial, Inc.'s independent registered public accounting firm and (iii) approved, in an advisory vote, the compensation of the Company's named executive officers. There were 25,230,284 outstanding shares eligible to vote as of March 24, 2021, the record date for the 2021 Annual Meeting. The results of the matters submitted to a vote at the Annual Meeting of Shareholders were as follows:

Proposal 1: "Election of the below named nominees to the Board of Directors of Waterstone Financial, Inc."

The following votes were cast in the proposal regarding Director Nominees:
Director Nominees	For	Withheld
Douglas S. Gordon	18,072,739	578,888
Patrick S. Lawton	17,814,660	836,967

Proposal 2: "Ratification of the selection of RSM US LLP as the Company's auditors for the year ending December 31, 2021."

The following votes were cast:

For	Number of Votes Against	Abstain
21,682,587	133,178	25,227

Proposal 3: "An advisory, non-binding resolution to approve the executive compensation."

The following votes were cast:

For	Number of Votes Against	Abstain
17,716,630	736,113	198,884

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: May 20, 2021	/s/ William F. Bruss
Name: William F. Bruss
Title: COO, General Counsel and Secretary